SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: January 30, 2024

ORGANIC AGRICULTURAL COMPANY LIMITED

(Exact name of registrant as specified in its charter)

Nevada	0-56168	82-5442097
(State of other jurisdiction of	(Commission File No.)	(IRS Employer
incorporation or organization		Identification No.)

Room G504, Building 3, Kejichuangxincheng Chuangxinchuangye Plaza,

High and New Technology Industrial Development District,

Harbin City, Heilongjiang Province, China 150090

(Address of principal executive offices) (Zip Code)

86 (0451) 5152-7001

(Registrant’s telephone number including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
None	None	Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors

On January 30, 2024, Zong Xianliang resigned from his position as a member of the Registrant’s Board of Directors.

On January 30, 2024, the Registrant’s Board of Directors appointed Kang Nana to fill the vacancy on the Board of Directors. Information concerning Kang Nana follows.

Kang Nana. From 2020 to 2021 Kang Nana was employed as Human Resources Manager by Qingdao Ruizhi Intelligence Co., Ltd., where she had overall responsibility for recruitment, employee relations, compensation policy and wage accounting. From 2015 to 2020 Kang Nana was employed by Qingdao Taixin Machinery Co., Ltd. as Manager of personnel and administration with responsibility for employee safety and environmental protection. From 2006 to 2008 Kang Nana was employed as Office Director by Qingdao Kangweilong Commodity Co., Ltd. In 1996 Kang Nana was awarded a Junior College degree in Industrial Enterprise Management by the Qingdao Radio and Television University. In 2021 she received a Safety Inspector and Occupational Health Certificate from the Qingdao Work Safety Administration Bureau.

Item 1.02 Termination of a Material Definitive Agreement

On November 29, 2022 Sun Ying and the Registrant entered a Shares Increase Contract pursuant to which the Registrant sold 1,000,000 shares of its common stock to Sun Ying for 630,000 Renminbi. Two supplemental agreements deferred the date on which Sun Ying was required to pay for the shares.

As of January 31, 2024, Sun Ying had not paid for the shares. On that date, Sun Ying and the Registrant entered into an agreement that cancelled the Shares Increase Contract. Sun Ying agreed to surrender the shares to the Registrant for cancellation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORGANIC AGRICULTURAL COMPANY LIMITED

Dated: February 1, 2024	By:	/s/ Wu Zhiwei
Wu Zhiwei
Chief Executive Officer

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